EXHIBIT 2.2

	LLC-1A	File #_________________________ This Space For Filing Use Only
State of California Secretary of State LIMITED LIABILITY COMPANY ARTICLES OF ORGANIZATION - CONVERSION
IMPORTANT - Read all instructions before completing this form.
CONVERTED ENTITY INFORMATION
1. NAME OF LIMITED LIABILITY COMPANY (End the name with the words “Limited Liability Company”, or the abbreviations “LLC” or “L.L.C.”  The words “Limited” and “Company” may be abbreviated to “Ltd.” and “Co.”, respectively.

MINISTRY PARTNERS INVESTMENT COMPANY, LLC

2. THE PURPOSE OF THE LIMITED LIABILITY COMPANY IS TO ENGAGE IN ANY LAWFUL ACT OR ACTIVITY FOR WHICH A LIMITED LIABILITY COMPANY MAY BE ORGANIZED UNDER THE BEVERLY-KILLEA LIMITED LIABILITY COMPANY ACT.

3. THE LIMITED LIABILITY COMPANY WILL BE MANAGED BY (Check only one) ⁪ ONE MANAGER ☑ MORE THAN ONE MANAGER ⁪ ALL LIMITED LIABILITY COMPANY MEMBER(S)
4. MAILING ADDRESS OF THE CHIEF EXECUTIVE OFFICE CITY STATE ZIP CODE 915 West Imperial Highway Brea CA 92821
5. NAME OF AGENT FOR SERVICE OF PROCESS (Item 5: Enter the name of the agent for service of process.  The agent may be an individual residing in California or a corporation that has filed a certificate pursuant to California Corporations Code section 1505.  Item 6: If the agent is an individual, enter the agent’s business or residential address in California. Item 7: If the converting entity is a California limited partnership, enter the mailing address of the individual or corporate agent.  Check the box and omit the mailing address if the agent’s mailing address is the same as the address in Item 6.)

Billy M. Dodson

6. IF AN INDIVIDUAL, ADDRESS OF AGENT FOR SERVICE OF PROCESS IN CA CITY STATE ZIP CODE 915 West Imperial Highway Brea CA 92891
7. MAILING ADDRESS OF AGENT FOR SERVICE OF PROCESS CITY STATE ZIP CODE ☑ THE MAILING ADDRESS OF THE AGENT FOR SERVICE OF PROCESS IS THE SAME AS THE AGENT’S BUSINESS OR RESIDENTIAL ADDRESS IN ITEM 6.
CONVERTING ENTITY INFORMATION
8. NAME OF CONVERTING ENTITY MINISTRY PARTNERS INVESTMENT CORPORATION
9. FORM OF ENTITY CORPORATION	10. JURISDICTION CALIFORNIA	11. CA SECRETARY OF STATE FILE NUMBER, IF ANY C1695578
12. THE PRINCIPAL TERMS OF THE PLAN OF CONVERSION WERE APPROVED BY A VOTE OF THE NUMBER OF INTERESTS OR SHARES OF EACH CLASS THAT EQUALED OR EXCEEDED THE VOTE REQUIRED.  IF A VOTE WAS REQUIRED, PROVIDED THE FOLLOWING FOR EACH CLASS:
STATE THE CLASS AND NUMBER OF OUTSTANDING INTERESTS ENTITLED TO VOTE    AND    THE PERCENTAGE VOTE REQUIRED OF EACH CLASS
1. 146,522 shares of common stock;   2.  100,000 shares of Class I                                                                                                           1. 51% common;  2.  66-2/3% Class I
Preferred Stock; 3. 19,000 shares of Class II Preferred Stock                                                                                                                     Preferred; 3. 66-2/3% Class II Preferred

ADDITIONAL INFORMATION
13. ADDITIONAL INFORMATION SET FORTH ON THE ATTACHED PAGES, IF ANY, IS INCORPORATED HEREIN BY THIS REFERENCE AND MADE A PART OF THIS CERTIFICATE.
14. I CERTIFY UNDER PENALTY OF PERJURY UNDER THE LAWS OF THE STATE OF CALIFORNIA THAT THE FOREGOING IS TRUE AND CORRECT OF MY OWN KNOWLEDGE.  I DECLARE I AM THE PERSON WHO EXECUTED THIS INSTRUMENT, WHICH EXECUTION IS MY ACT AND DEED.

December ___, 2008
DATE
 Billy M. Dodson, President
SIGNATURE OF AUTHORIZED PERSON                               TYPE OR PRINT NAME AND TITLE OF AUTHORIZED PERSON

 Susan B. Reilly, Principal Accounting Officer
SIGNATURE OF AUTHORIZED PERSON                               TYPE OR PRINT NAME AND TITLE OF AUTHORIZED PERSON

LLC-1A (REV 01/2008)APPROVED BY SECRETARY OF STATE